CONTRIBUTION AGREEMENT


     CONTRIBUTION AGREEMENT (Agreement) dated May 20, 2001 among Davis Holdings of North Carolina, Inc., a North Carolina corporation (the Company), American Home Building Corporation, an Ohio corporation (American Home) and the parties listed in AnnexI hereto under Management Contributors (the Management Contributors) and Stockholder Contributors (the Stockholder Contributors). The Management Contributors and the Stockholder Contributors may be referred to herein collectively as the Contributors.

                                    RECITALS

     The Company intends to enter into an Agreement and Plan of Merger, dated as of May8,2001 (the Merger Agreement) with Casco International, Inc., a Delaware corporation (Casco), and Davis Acquisition of North Carolina, Inc., a North Carolina corporation, pursuant to which Davis Acquisition, Inc. will be merged into Casco, Casco will become a wholly owned subsidiary of the Company, and all outstanding shares of common stock of Casco, par value $0.01 per share (the Casco Common) except those held by the Company will be cancelled and converted automatically into the right to receive the Cash Merger Consideration described in the Merger Agreement.

     The Contributors own shares of Casco Common and wish to contribute their shares of Casco Common to the Company in exchange for shares of common stock of the Company, as provided herein.

     In consideration of the mutual covenants, agreements, representations and warranties contained herein, the Company and the Contributors hereby agree as follows:


                                   ARTICLE 1

                   CONTRIBUTION OF CASCO COMMON AND MANAGEMENT
                OPTIONS IN EXCHANGE FOR COMPANY COMMON; COMPANY
                      COMMON TO BE ISSUED TO AMERICAN HOME

          Section  1.01.  Contribution  of Casco  Common in Exchange for Company
                          ------------------------------------------------------
     Common; Company Common to be Issued to American Home.
     -----------------------------------------------------

     (a) Casco Common. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) in a single overall plan and transaction each Contributor shall contribute to the Company the respective amounts of shares of Casco Common appearing opposite the name of such Contributor in AnnexI hereto, and the Company shall issue and deliver to each such Contributor the number of shares of the Companys common stock, par value $.001per share (Company Common), appearing opposite such Contributors name in AnnexI hereto. Each Contributor shall receive one share of Company Common for each share of Casco Common.

     (b) The shares of Company Common to be delivered to the Contributors hereunder pursuant to this Section 1.01 are herein called the Shares. No fractional shares of Company Common will be issued in exchange for the Shares. Contributors contributing shares of Casco Common will be paid a cash adjustment, based on the foregoing purchase price and valuation, for any fractional shares that would otherwise be issuable.

     Section 1.02. Company Common to be issued to American Home Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) as part of the same single overall plan and transaction, the Company shall issue to American Home that number of shares of Company Common such that immediately following the Closing American Home shall own 50% of the total issued and outstanding shares of Company Common. The shares of Company Common issuable to American Home shall be issued in exchange for payment to the Company in cash of the aggregate par value of the Company Common issued to American Home.

     Section 1.03. Closing Date. If this Agreement is not terminated pursuant to
Section 5.08 hereof, the closing of the transfers and exchanges described in Section1.01 shall take place immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement) at 10:00 a.m. at the offices of Moore & Van Allen PLLC, 100 N. Tryon Street, Suite 4700, Charlotte, North
Carolina 28202, or at such other time and place as the Company and the Contributors may mutually agree, such time being herein called the Closing Date.

     Section 1.04. Certain Tax Matters. American Home and the Contributors hereto shall, for all federal, state and local income tax purposes, treat the transactions effected pursuant to Section1.01 as collectively constituting a transaction under Section351 of the Internal Revenue Code of 1986, as amended (the Code), in which American Home and the Contributors transfer property to the Company in exchange for stock in the Company and immediately after the exchange American Home and the Contributors are in control (as defined in Section368(c) of the Code) of the Company. However, it is understood and agreed that none of the Company, American Home or any Contributor or any of their respective affiliates is making any representation or warranty to any other party to this Agreement as to whether or not the transactions described in Section1.01 will collectively constitute a transaction in which American Home and the Contributor will not recognize gain or loss under Section351 of the Code or any similar provision of state or local law.

                                   ARTICLE 2

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

     The Company represents and warrants to each Contributor as follows:

     Section 2.01. Organization, Power, etc. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder, and to issue and deliver the Shares.

     Section 2.02. Authorization of Agreements, etc. The execution, delivery and performance of this Agreement, and the issuance and delivery of Shares by the Company have been duly authorized by all requisite corporate action and do not violate any provision of law or the Articles of Incorporation or Bylaws of the Company.

     Section 2.03. Validity. This Agreement has been duly executed and delivered by the Company, and, subject to due execution and delivery by the other parties hereto, constitutes, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditors rights generally and by limitations on the availability of equitable remedies and except as rights to indemnity may be limited by public policy or law.

     Section 2.04. Authorized Capital Stock. (a) The authorized capital stock of the Company consists of 5,000,000shares of Company Common and 500,000 shares of preferred stock, par value $0.001 per Share. As of the date hereof, 1,000 shares of Company Common have been issued and no shares of preferred stock of the Company have been issued.

     (b) Except for the reservation by the Company of 15% of the Company Common outstanding immediately after the Closing Date for the purpose of funding equity-based incentive plans for key employees of the Company and Casco, no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of the capital stock of the Company is authorized or outstanding and there is no commitment of the Company to issue any shares, warrants, options or other such rights.

     (c) Upon issuance, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     Section 2.05. Activities. Since its formation, the Company has engaged in no activities and has incurred no obligations or liabilities, except those incident to its formation and the consummation of the transactions contemplated by the Merger Agreement.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                              OF THE CONTRIBUTORS

     Each Contributor, severally and not jointly, represents and warrants to the Company and to each other Contributor as follows:

     Section 3.01. Power. Such Contributor has individual, corporate, limited liability company or partnership power and authority, as the case may be, and is qualified to execute and deliver this Agreement and to perform such Contributors obligations hereunder. This Contribution Agreement is valid, binding and enforceable against the Contributor in accordance with its terms.

     Section 3.02. Authorization of Agreement etc. The execution, delivery and performance by such Contributor of this Agreement and the acquisition by such Contributor of the Shares being acquired by such Contributor hereunder have been duly authorized by all requisite action on the part of such Contributor, and will not violate any provision of law, any order of any court or other agency of government applicable to such Contributor, any governing instrument of such Contributor, or any provision of any indenture, agreement, trust or other instrument by which such Contributor or any of such Contributors properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, trust or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Contributor.

     Section 3.03. Validity. This Agreement has been duly executed and delivered by such Contributor and constitutes the valid and legally binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors rights generally and by limitations on the availability of equitable remedies.

     Section 3.04. Casco Common. All shares of Casco Common to be delivered by such Contributor pursuant to this Agreement are owned by such Contributor beneficially and, upon transfer to the Company pursuant to this Agreement, will be free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever.

     Section 3.05. Investment Representation. (a) The Contributor understands that the Company Common subscribed for hereunder have not been, and will not be, registered under the Securities Act of 1933, as amended (the Securities Act) or any state securities laws, and are being offered and sold privately in reliance upon the exemptions provided by the Securities Act and regulations promulgated thereunder as such relate to the private placement of securities. The Contributor represents and warrants that the Company Common will be acquired by the Contributor solely for the account of the Contributor, for investment purposes only and not with a view to the distribution thereof. The Contributor represents and warrants that the Contributor an accredited investor as that term is defined in Rule 501(a) under the Securities Act, is a sophisticated investor with such knowledge and experience in business and financial matters as will enable the Contributor to evaluate the merits and risks of investment in the Company, is able to bear the economic risk and lack of liquidity of an investment in the Company and is able to bear the risk of loss of its entire investment in the Company.

     (b) The Contributor is not relying on the Company with respect to the economic considerations of the undersigned relating to this investment. In regard to such considerations, the undersigned has relied on the advice of, or has consulted with, only its own advisors.

     (c) The Contributor may not and will not sell or otherwise transfer the Company Common without registration under the Securities Act or an exemption therefrom and fully understands and agrees that he or she must bear the economic risk of his or her purchase for an indefinite period of time. The Contributor understands that any certificate evidencing such Company Common will bear a legend to the effect of the foregoing.

     (d) The Contributor recognizes that the Company has no operating history and that an investment in the shares is speculative and involves a number of significant risks. Contributor confirms that Contributor has no need for liquidity in Contributors investment in the Company. Contributor has been advised and acknowledges that there is currently no active public or private trading market for the Company Common, and no active public or private trading market for the Company Common may develop. Having made Contributors own evaluation of the risks associated with this investment, Contributor has been advised and Contributor is aware that Contributor must bear the economic risks of an investment in the Company Common, including the risk of the total loss of such investment, indefinitely.

     (e) The Contributor has read a copy of the offering letter from Charles R. Davis, the President of the Company, and the exhibits included with it and the information referred to therein (collectively, the Offering Materials) and the Contributor has relied on nothing other than the Offering Materials in deciding whether to make an investment in the Company. In addition, the Contributor acknowledges that the Contributor has been given the opportunity to ask questions and receive satisfactory answers concerning the terms and conditions of the offering and obtain additional information in order to evaluate the merits and risks of an investment in the Company and to verify the accuracy of the information contained in the Offering Materials.

     (f) The Contributor hereby agrees to indemnify and hold harmless the Company from and against any and all losses, claims, damages, expenses and liabilities relating to or arising out of any breach of any representation, warranty, covenant or undertaking made by or on behalf of the Contributor herein.

                                   ARTICLE 4

            VOTING AGREEMENTS AND APPOINTMENT OF CONTRIBUTORS' AGENT

     Section 4.01. Voting Agreement. Each Contributor, severally and not jointly, hereby agrees that, from and after the date hereof and until this Agreement shall have terminated in accordance with Section 5.08 hereof, at any meeting of the holders of Casco Common, however called, or in connection with any written consent of the holders of Casco Common, such Contributor shall vote (or cause to be voted) such Contributors shares of Casco Common (i) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and (ii) except as otherwise agreed to by the
Company, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Casco; (B) a sale, lease or transfer of a material amount of assets of Casco, or a reorganization, recapitalization, dissolution or liquidation of Casco; (C) (1) any change in a majority of the persons who constitute the Board of Directors of Casco; (2) any material amendment to Cascos certificate of incorporation or by-laws; or (3) any other action involving Casco which has the effect of impeding, interfering with, delaying, postponing or impairing (A) the ability of Casco to consummate the Merger or (B) the transactions contemplated by this Agreement and the Merger Agreement. Such Contributor shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote in any manner inconsistent herewith.

     Section 4.02 Grant of Irrevocable Proxy. Each Stockholder Contributor hereby constitutes and appoints Charles R. Davis and S. Robert Davis, and each of them, as his, her or its proxy with full power of substitution, for or on his, her or its behalf, to attend the special meeting of the stockholders of Casco called to vote on the approval of the Merger Agreement and the Merger (the Special Meeting) and to vote and execute consents with respect to all shares of Casco Common owned by such Stockholder Contributor, as fully and to the same extent as such Stockholder Contributor might do himself, herself or itself. This proxy is irrevocable and coupled with an interest, having been executed in connection with the execution and delivery of this Agreement. This appointment of proxy shall continue in full force and effect until one day after the date of the Special Meeting or the earlier termination of this Agreement.

     Section 4.03. Contributors Agent. By their respective signatures hereto, the Stockholder Contributors hereby acknowledge and appoint Charles R. Davis as their Contributors Agent hereunder solely for the purpose of effecting the exchange of Shares described in Section 1.01 on the register of Casco. The Stockholder Contributors hereto agree that an instruction or other act of the Contributors Agent given to the transfer agent to transfer the Shares of a Contributor to the Company shall constitute an instruction or other act of the Stockholder Contributors and shall be final, binding and conclusive upon the Stockholder Contributors. The Stockholder Contributors hereto agree that the transfer agent may rely upon any instruction or other act of the Contributors Agent as being the instruction or other act of the Stockholder Contributors.

                                   ARTICLE 5

                                 MISCELLANEOUS

     Section 5.01. Survival of Agreements. All covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     Section 5.02. Fees and Expenses. The Company shall pay or cause to be paid, whether or not the transactions contemplated hereby are consummated, all reasonable costs and expenses arising in connection with the preparation, execution, administration and enforcement of, and the preservation of rights under, this Agreement, incurred by the Company. The Company shall also pay all reasonable expenses of the Management Contributors in connection with the transactions contemplated hereby (including, without limitation, the fees and expenses of counsel for such Management Contributors). All expenses of Contributors other than the Management Contributors in connection with the transactions contemplated hereby shall be borne respectively by the Contributor incurring such expense.

     Section 5.03. Notices. All notices, consents and other communications hereunder (i)shall be in writing, (ii)shall be addressed to the parties as indicated below, unless notified in writing of a change in address, and
(iii)shall be deemed to have been given either when (w)personally delivered to the recipient, (x)sent to the recipient by a nationally recognized express courier service (charges prepaid), (y)mailed by certified or registered mail, return receipt requested and postage prepaid, or (z)sent by facsimile to the recipient followed by the sending of a copy of such notice in a manner described above, as follows:

(a)   if to the Company to it at:

Davis Holdings of North Carolina, Inc.
13900 Conlan Circle, Suite 150
Charlotte, North Carolina 28277
Attention:  Mr. Charles Davis
Facsimile No.: (704) 752-0119

with a copy to:

Moore & Van Allen PLLC
100 N. Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
Attention:  Barney Stewart, III
Facsimile: (704) 378-2029

     (b) if to any Contributor, to him, her or it at the address as shown on AnnexI.

     Section 5.04. Assignability. Neither this Agreement nor any of the parties rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

     Section 5.05. Entire Agreement. This Agreement, the Exhibit and the Annex hereto, the Ancillary Agreements and all other documents executed on the Closing Date in connection herewith and with the Merger Agreement, constitute the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     Section 5.06. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

     Section 5.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 5.08. Termination. This Agreement shall terminate automatically upon the termination of the Merger Agreement in accordance with its terms. In addition, this Agreement may be terminated at any time prior to the Closing Date if:

     (a) by mutual written consent of the Company and the unanimous consent of the Stockholder Contributors;

     (b) by the Company with respect to any Stockholder Contributor if such Contributor has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the breaching party has been notified of such breach and the breach cannot be or has not been cured within 15 days after the giving of such notice.

     (c) by the unanimous action of the Stockholder Contributor if the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Company has been notified of such breach and the breach cannot be or has not been cured within 15 days after the giving of such notice.

     Section 5.09. Effect of Termination. If this Agreement is terminated pursuant to Section 5.08, this Agreement shall become void and of no effect with no liability on the part of any party, except that nothing herein shall relieve any party of liability for any breach of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                DAVIS HOLDINGS OF NORTH CAROLINA, INC.
                                        By:  /s/ S. Robert Davis
                                             --------------------
                                        Name:  S. Robert Davis
                                             --------------------
                                        Title:
                                             --------------------

                                CONTRIBUTORS:

                                        By:  /s/ Charles R. Davis
                                             --------------------
                                                 Charles R. Davis

                                        By:  /s/ S. Robert Davis
                                             --------------------
                                                 S. Robert Davis

                                        R. L. Renck & Co., Inc.

                                        By:  /s/ Robert L. Renck, Jr.
                                             --------------------
                                                 Robert L. Renck, Jr.
                                                 President and
                                                 Chief Executive Officer


                                        By:  /s/ Richard Fentin
                                             --------------------
                                                 Richard Fentin


                                        By:  /s/ Dr. John Graver
                                             --------------------
                                                 Dr. John Graver


                                        By:  /s/ Jeffrey A. Ross
                                             --------------------
                                                 Jeffrey A. Ross


                                        By:  /s/ Dan Splawn
                                             --------------------
                                                 Dan Splawn

                                        By:  /s/ Randall J. Asmo
                                             --------------------
                                                 Randall J. Asmo


                                        By:  /s/ Melissa Davis
                                             --------------------
                                                 Melissa Davis



                                        AMERICAN HOME BUILDING CORPORATION


                                        By:     /s/ S. Robert Davis
                                        Its:        President

                     ANNEX I
                                  CONTRIBUTORS

MANAGEMENT CONTRIBUTORS                                 NO. OF SHARES
Charles R. Davis
S. Robert Davis
Jeff Ross
Melissa Davis
Dan Splawn
Randy Asmo


each c/o:
Charles Davis
13900 Conlan Circle, Suite 150
Charlotte, North Carolina 28277


STOCKHOLDER CONTRIBUTORS

R. L. Renck & Co., Inc.

c/o:

        Robert L. Renck, Jr.
        R. L. Renck & Co., Inc.
        2 Rector Street
        25th Floor
        New York, New York 10006

Richard Fentin

        ___________________
        ___________________
        ___________________

Dr. John Graver
        ___________________
        ___________________
        ___________________